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                                                                    Exhibit 3.22

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                            CERTIFICATE OF FORMATION

                                       OF

                                 GOODBAR LLC II


1.       The name of the limited liability company is Goodbar LLC II (the
         "Company").

2. The Certificate of Formation of the Company is hereby amended as follows:

         1. NAME. The name of the limited liability company is Performance Materials II LLC


         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation of Goodbar LLC II, this 5th day of February, 2001.


                                                 /s/ NICOLE A. REESE
                                                 -------------------------------
                                                 Name:  Nicole A. Reese
                                                 Title: Authorized Person